Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-226041 (including Post-effective Amendment No. 1 thereto) of our report dated May 31, 2019, relating to the financial statements and financial statement supplemental schedule of assets of SCANA Corporation 401(k) Retirement Savings Plan appearing in this Annual Report on Form 11-K of SCANA Corporation 401(k) Retirement Savings Plan for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

May 31, 2019

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